Exhibit (E)(3)

Amendment No. 7 to Distribution Agreement

This Amendment, dated as of August 11, 2014, to the Distribution Agreement (this “Amendment”), by and between DBX ETF Trust (the “Trust”), a Delaware statutory trust and ALPS Distributors, Inc., a Colorado corporation, having its principal place of business at 1290 Broadway, Suite 1100, Denver, Colorado 80203 (the “Distributor”).

WHEREAS, the Trust and the Distributor entered into a Distribution Agreement dated November 1, 2011, as amended from time to time (the “Agreement”); and

WHEREAS, the Trust and the Distributor wish to amend the provisions of the Agreement to reflect the new names of the Trust’s portfolios.

NOW, THEREFORE, the parties hereby agree to amend the Agreement as follows:

1.         The parties hereto agree to delete the current Appendix A to the Agreement in its entirety and replace it with a new Appendix A attached hereto.

2.         Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect. Any items not herein defined shall have the meaning ascribed to them in the Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

DBX ETF TRUST	ALPS DISTRIBUTORS, INC.

By:	By:
Name: Alex Depetris	Name: Jeremy O. May
Title: Chief Executive Officer & President	Title: President

By:
Name: Michael Gilligan
Title: Chief Financial Officer

APPENDIX A

LIST OF PORTFOLIOS

Deutsche X-trackers MSCI Brazil Hedged Equity ETF

Deutsche X-trackers MSCI Germany Hedged Equity ETF

Deutsche X-trackers MSCI EAFE Hedged Equity ETF

Deutsche X-trackers MSCI Emerging Markets Hedged Equity ETF

Deutsche X-trackers MSCI Japan Hedged Equity ETF

Deutsche X-trackers MSCI United Kingdom Hedged Equity ETF

Deutsche X-trackers MSCI Europe Hedged Equity ETF

Deutsche X-trackers MSCI Asia Pacific ex Japan Hedged Equity ETF

Deutsche X-trackers MSCI All World ex US Hedged Equity ETF

Deutsche X-trackers MSCI South Korea Hedged Equity ETF

Deutsche X-trackers MSCI Mexico Hedged Equity ETF

Deutsche X-trackers Harvest CSI 300 China A-Shares ETF

Deutsche X-trackers Harvest MSCI All China Equity ETF

Deutsche X-trackers Harvest CSI 500 China A-Shares Small Cap ETF

Deutsche X-trackers Municipal Infrastructure Revenue Bond ETF

Deutsche X-trackers Regulated Utilities ETF

Deutsche X-trackers Solactive Investment Grade Subordinated Debt ETF